Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-145255 of our report dated April 2, 2007 relating to the consolidated financial statements and financial statement schedule of BancTec, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
October 11, 2007